Exhibit 99.1

Synacor Exceeds Guidance, Delivers 20% Revenue Growth in Third Quarter 2016 as Path to ‘3/30/300’ Remains on Track

•	Q3 2016 revenue of $31.7 million, a 20% year-over-year increase, exceeds the guidance range of $29.0 to $31.0 million

•	Q3 2016 net loss of $3.4 million, reflecting the investment in product development for AT&T

•	Q3 2016 adjusted EBITDA of $0.2 million, exceeds guidance range of ($2.0) to ($3.0) million

•	Company launches Zimbra Open Source Support and extends leadership in cloud-based identity management

BUFFALO, N.Y., Nov 14, 2016 - Synacor Inc. (NASDAQ: SYNC), the trusted multiscreen technology and monetization partner for video, internet and communications providers, device manufacturers, and enterprises, today announced its financial results for the quarter ended September 30, 2016.

“We delivered another solid quarter, exceeding our guidance and achieving double-digit top-line growth, margin expansion and growth in recurring and fee-based revenue,” said Synacor CEO Himesh Bhise. “We are making great strides in advancing our technology and products, in particular this quarter, with our AT&T partnership, Zimbra Open Source and Cloud ID offerings.

“We remain well positioned in the growing digital markets that we serve and are on track to deliver on our target of $300 million in revenue and $30 million in adjusted EBITDA in 2019,” said Bhise.

Recent Highlights

•	Launched the beta for a new AT&T Live 2.0 mobile app on Android that is receiving high consumer ratings. Invested $3.0 million this quarter, as planned, and continued to make great progress on executing the AT&T portal contract

•	Launched Zimbra Open Source Support, a new global support program for the more than 400 million Zimbra open source-based email and collaboration software users

•	Released Zimbra Suite Plus with add-on features that include mobile sync, backup, storage and admin tools

•	Added several new customers, including a major international telecommunications provider and an Indian government institution to the growing list of Zimbra customers. Selected by an over-the-top subscription-based video service, a publicly traded telecommunications company, and a regional cable provider to provide Cloud ID authentication services

•	Supported the deployment of Apple’s Single Sign-On platform that utilizes Synacor’s Cloud ID, and also aligned with CTAM (Cable and Telecommunications Association for Marketing) and OATC (Open Authentication Technology Committee) to drive industry authentication standards

Q3 2016 Financial Results

Revenue: For the third quarter of 2016, revenue was $31.7 million, an increase of 20% compared with the third quarter of 2015. Recurring and fee-based revenue represented 42% of our revenue.

Net Income: For the third quarter of 2016, net loss was $3.4 million, compared with net loss of $0.9 million in the third quarter of 2015, reflecting the investment to deploy and support the AT&T portal contract. Earnings per share, or EPS, was a loss of $0.11 compared with a loss of $0.03 in the third quarter of 2015.

Adjusted EBITDA: For the third quarter of 2016, adjusted earnings before interest, taxes, depreciation, and amortization (adjusted EBITDA), which excludes stock-based compensation expense, was $0.2 million compared with $2.0 million for the third quarter of 2015. Adjusted EBITDA in the third quarter of 2016 reflects the $2.3 million investment (operating expense) to support the AT&T portal business won earlier this year.

Cash: The Company ended the third quarter of 2016 with $15.0 million in cash and cash equivalents, compared with $16.3 million at the end of the prior quarter.

Guidance

“We are making excellent progress with our AT&T partnership. The teams have been working hard on developing the expanded breadth of new features and refining the deployment program. We are planning the launch of the new AT&T desktop and mobile web portal in the first half of 2017, rather than a limited Q4 2016 release. We continue to expect the deployment will ramp and monetize through 2017 as previously discussed. Revenue contribution from AT&T is now expected to begin in 2017, and we are adjusting our financial guidance for Q4 2016 accordingly. The combined AT&T and Synacor team feels confident in our ability to execute against the new timeline and pleased with our progress to date,” concluded Bhise.

Based on information available as of November 14, 2016, the company is providing financial guidance for the fourth quarter and fiscal 2016 as follows:

•	Q4 2016 Guidance: Revenue for the fourth quarter of 2016 is projected to be in the range of $34.0 million to $38.0 million. The company expects to report a net loss of $2.5 million to $3.2 million and adjusted EBITDA of $0.0 million to $1.0 million, which excludes stock-based compensation expense of $0.7 million to $0.8 million, depreciation and amortization of $2.2 million to $2.4 million and tax, interest expense and other income and expense of approximately $0.3 million.

•	Fiscal 2016 Guidance: Revenue for the full year of 2016 is projected to be in the range of $126.0 million to $130.0 million, in-line with our guidance of $125.0 million to $130.0 million before announcing the AT&T contract and down from the most recently provided range of $130.0 million to $135.0 million, which included anticipated revenue from AT&T in Q4 now shifted to 2017. The Company expects to report a net loss in the range of $10.2 million to $10.9 million, versus the previous range of $10.5 million to $12.6 million. Adjusted EBITDA is now expected in the range of $2.0 million to $3.0 million, exceeding the previous range of $0.5 million to $2.0 million. The revised adjusted EBITDA guidance excludes stock-based compensation expense of $2.8 million to $2.9 million, depreciation and amortization of $9.0 million to $9.2 million, and tax, interest expense and other income and expense of approximately $1.1 million. Net income and adjusted EBITDA guidance for the fourth quarter and fiscal year 2016 reflect a portion of the previously announced $10 million investment to deploy portal services for AT&T.

Conference Call Details

Synacor will host a conference call today at 5 p.m. ET to discuss the third-quarter financial results with the investment community. The live webcast of Synacor’s earnings conference call can be accessed at http://investor.synacor.com/events.cfm. To participate, please login approximately ten minutes prior to the webcast. For those without access to the internet, the call may be accessed toll-free via phone at (877) 837-3911, with conference ID 10216750, or callers outside the U.S. may dial (253) 237-1167. Following completion of the call, a recorded webcast replay will be available on Synacor’s website. To listen to the telephone replay, call toll-free (855) 859-2056, or callers outside the U.S. may dial (404) 537-3406. The conference ID is 10216750.

About Synacor

Known for managed portals and apps, advertising, email and collaboration, authentication, and end-to-end advanced video services, Synacor (Nasdaq:SYNC) is the trusted technology development, multiplatform services and revenue partner for video, internet and communications providers, device manufacturers, and enterprises. Synacor delivers modern, multiscreen experiences and advertising to their consumers that require scale, actionable data and sophisticated implementation. Synacor enables its customers to better engage with their consumers. www.synacor.com

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (GAAP).

We report adjusted EBITDA because it is a key measure used by our management and Board of Directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and Board of Directors.

For a reconciliation of adjusted EBITDA to net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, please refer to the table “Reconciliation of GAAP to Non-GAAP Measures” in this press release.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements concerning Synacor’s expected financial performance (including, without limitation, its expectations related to the AT&T contract, its fourth-quarter and fiscal year 2016 and three-year guidance, the statements and quotations from management and Synacor’s strategic and operational plans. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include - but are not limited to - risks associated with: execution of our plans and strategies, including execution against our agreement with AT&T; the loss of a significant customer; our ability to obtain new customers; our ability to integrate the assets and personnel from acquisitions; expectations regarding consumer taste and user adoption of applications and solutions; developments in internet browser software and search advertising technologies; general economic conditions; expectations regarding the company’s ability to timely expand the breadth of services and products or introduction of new services and products; consolidation within the cable and telecommunications industries; changes in the competitive dynamics in the market for online search and digital advertising; the risk that security measures could be breached and unauthorized access to subscriber data could be obtained; potential third party intellectual property infringement claims or other legal claims against Synacor; and the price volatility of our common stock.

Further information on these and other factors that could affect the company’s financial results is included in filings it makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the company’s most recent Form 10-Q filed with the SEC. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at http://investor.synacor.com/. All information provided in this release and in the attachments is available as of November 14, 2016, and Synacor undertakes no duty to update this information.

Contacts

Investor Contact:

David Calusdian, Executive Vice President

Sharon Merrill

ir@synacor.com

(617) 542-5300

Press Contact:

Matt Wolfrom, VP, Corporate Communications

Synacor

Matt.Wolfrom@synacor.com

716-362-3880

Synacor, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$15,028	$15,697
Accounts receivable, net	19,993	24,341
Prepaid expenses and other current assets	4,599	3,290

Total current assets	39,620	43,328
Property and equipment, net	14,815	14,377
Goodwill	15,949	15,187
Intangible assets, net	15,376	14,798
Other long-term assets	1,303	1,336

Total Assets	$87,063	$89,026

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$11,905	$9,004
Accrued expenses and other current liabilities	13,265	9,765
Current portion of deferred revenue	9,946	11,295
Current portion of capital lease obligations	1,170	1,574

Total current liabilities	36,286	31,638
Long-term portion of capital lease obligations	1,151	1,007
Long-term debt	5,000	5,000
Deferred revenue	2,878	3,225
Other long-term liabilities	486	2,052

Total Liabilities	45,801	42,922

Stockholders’ Equity:
Common stock	312	306
Additional paid-in capital	116,224	113,238
Accumulated deficit	(73,797)	(66,110)
Treasury stock	(1,460)	(1,332)
Accumulated other comprehensive (loss) income	(17)	2

Total stockholders’ equity	41,262	46,104

Total Liabilities and Stockholders’ Equity	$87,063	$89,026

Synacor, Inc.

Condensed Consolidated Statements of Operations

(In thousands except share and per share amounts)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue	$31,721	$26,351	$92,457	$77,797
Costs and operating expenses:
Cost of revenue (1)	14,611	13,298	41,099	40,205
Technology and development (1)(2)	6,791	4,361	19,255	13,788
Sales and marketing (2)	5,907	4,274	17,177	11,475
General and administrative (1)(2)	4,871	3,712	15,027	10,437
Depreciation and amortization	2,414	1,560	6,782	4,716

Total costs and operating expenses	34,594	27,205	99,340	80,621

Loss from operations	(2,873)	(854)	(6,883)	(2,824)
Other (expense) income	(38)	(32)	206	(31)
Interest expense	(75)	(35)	(227)	(144)

Loss before income taxes and equity interest	(2,986)	(921)	(6,904)	(2,999)
Provision for income taxes	379	10	783	30
Loss in equity interest	—	—	—	(57)

Net loss	$(3,365)	$(931)	$(7,687)	$(3,086)

Net loss per share:
Basic	$(0.11)	$(0.03)	$(0.26)	$(0.11)

Diluted	$(0.11)	$(0.03)	$(0.26)	$(0.11)

Weighted average shares used to compute net loss per share:
Basic	30,260,172	27,924,939	30,108,725	27,617,125

Diluted	30,260,172	27,924,939	30,108,725	27,617,125

Notes:

(1)	Exclusive of depreciation and amortization shown separately.
(2)	Includes stock-based compensation as follows:

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Technology and development	$238	$224	$681	$694
Sales and marketing	173	231	604	716
General and administrative	269	355	819	942

	$680	$810	$2,104	$2,352

Synacor, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine months ended
	September 30,
	2016	2015
Cash Flows from Operating Activities:
Net loss	$(7,687)	$(3,086)
Adjustments to reconcile net loss to net cash provided in operating activities:
Depreciation and amortization	6,782	4,716
Stock-based compensation expense	2,104	2,352
Loss in equity interest	—	57
Change in assets and liabilities net of effect of acquisition:
Accounts receivable, net	5,313	3,169
Prepaid expenses and other assets	(1,282)	643
Accounts payable	1,842	(1,003)
Accrued expenses and other liabilities	1,335	36
Deferred revenue	(1,696)	(706)

Net cash used provided by operating activities	6,711	6,178

Cash Flows from Investing Activities:
Acquisition, net of cash acquired	(2,500)	(17,260)
Purchases of property and equipment	(4,246)	(2,474)

Net cash used in investing activities	(6,746)	(19,734)

Cash Flows from Financing Activities:
Repayments on capital lease obligations	(1,242)	(975)
Proceeds from bank financing	—	4,940
Proceeds from exercise of common stock options	744	70
Payment of minimum tax withholdings in exchange for treasury stock shares	(128)	—
Deferred acquisition payment	—	(495)

Net cash (used in) provided by financing activities	(626)	3,540

Effect of exchange rate changes on cash and cash equivalents	(8)	(15)
Net decrease in Cash and Cash Equivalents	(669)	(10,031)
Cash and Cash Equivalents at beginning of period	15,697	25,600

Cash and Cash Equivalents at end of period	$15,028	$15,569

Synacor, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(In thousands)

(Unaudited)

The following table presents a reconciliation of net loss to adjusted EBITDA for each of the periods indicated:

	Three months ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Reconciliation of Adjusted EBITDA:
Net loss	$(3,365)	$(931)	$(7,687)	$(3,086)
Provision for income taxes	379	10	783	30
Interest expense	75	35	227	144
Other expense (income)	38	32	(206)	31
Depreciation and amortization	2,414	1,560	6,782	4,716
Stock-based compensation expense	680	810	2,104	2,352
Acquisition costs	—	478	—	478
Loss on equity interest	—	—	—	57

Adjusted EBITDA	$221	$1,994	$2,003	$4,722